Exhibit 99.1

Annaly Capital Management, Inc. Reports Core EPS For the 1st Quarter 2010 of $0.62 as Compared to $0.56 for the 1st Quarter 2009

NEW YORK--(BUSINESS WIRE)--May 3, 2010--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended March 31, 2010, of $350.8 million or $0.62 per average share available to common shareholders as compared to Core Earnings of $309.3 million or $0.56 per average share available to common shareholders for the quarter ended March 31, 2009, and Core Earnings of $439.3 million or $0.79 per average share available to common shareholders for the quarter ended December 31, 2009. “Core Earnings” represents a non-GAAP measure and is defined as net income excluding impairment losses, loss on receivable from prime broker, gains or losses on sales of securities and termination of interest rate swaps and unrealized gains or losses on interest rate swaps. On a GAAP basis, net income for the quarter ended March 31, 2010, was $281.1 million or $0.50 per average share available to common shareholders, as compared to net income of $349.9 million or $0.64 per average share related to common shareholders for the quarter ended March 31, 2009, and net income of $729.3 million or $1.31 per average share available to common shareholders for the quarter ended December 31, 2009.

During the quarter ended March 31, 2010, the Company sold $1.6 billion of Mortgage-Backed Securities, resulting in a realized gain of $47.0 million. During the quarter ended March 31, 2009, the Company sold $835.7 million of Mortgage-Backed Securities, resulting in a realized gain of $5.0 million. During the quarter ended December 31, 2009, the Company sold $3.0 billion of Mortgage-Backed Securities, resulting in a realized gain of $91.2 million.

Common dividends declared for the quarter ended March 31, 2010, were $0.65 per share, as compared to $0.50 per share for the quarter ended March 31, 2009, and $0.75 per share for the quarter ended December 31, 2009. The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2010, based on the March 31, 2010 closing price of $17.18, was 15.13%. On a Core Earnings basis, the Company provided an annualized return on average equity of 14.57% for the quarter ended March 31, 2010, as compared to 15.96% for the quarter ended March 31, 2009, and 18.51% for the quarter ended December 31, 2009. On a GAAP basis, the Company provided an annualized return on average equity of 11.67% for the quarter ended March 31, 2010, as compared to an annualized return on average equity of 18.06% for the quarter ended March 31, 2009, and an annualized return on average equity of 30.73% for the quarter ended December 31, 2009.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “ The entire mortgage market is digesting the buyout programs of Fannie Mae and Freddie Mac. Our first quarter results reflect the elevated levels of prepayments in Freddie Mac securities; we will likely see similar effects in the second quarter in Fannie Mae securities. In addition, we are carefully monitoring conditions following the completion of the Treasury Department’s and the Federal Reserve’s Agency mortgage-backed securities purchase programs. We expect to see both challenges and opportunities during this period of heightened market activity, and I believe that our conservatively managed portfolio is positioned to continue to perform.”

For the quarter ended March 31, 2010, the annualized yield on average interest-earning assets was 4.22% and the annualized cost of funds on the average interest-bearing liabilities was 2.00%, which resulted in an average interest rate spread of 2.22%. This is an 11 basis point increase over the 2.11% annualized interest rate spread for the quarter ended March 31, 2009, and a 57 basis point decrease from the 2.79% average interest rate spread for the quarter ended December 31, 2009.

At March 31, 2010, the weighted average yield on interest-earning assets was 3.78% and the weighted average cost of funds on interest-bearing liabilities, including the effect of interest rate swaps, was 2.11%, which resulted in an interest rate spread of 1.67%. Leverage at March 31, 2010, was 5.6:1 compared to 6.0:1 at March 31, 2009, and 5.7:1 at December 31, 2009.

Fixed-rate securities comprised 77% of the Company’s portfolio at March 31, 2010. The balance of the portfolio was comprised of 20% adjustable-rate mortgages and 3% LIBOR floating-rate collateralized mortgage obligations. At March 31, 2010, the Company had entered into interest rate swaps with a notional amount of $22.8 billion, or 34% of the portfolio. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of March 31, 2010, all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae Mortgage-Backed Securities and Agency debentures, which carry an actual or implied “AAA” rating.

“Elevated levels of involuntary prepayments brought about by the Agencies’ programs of buying delinquent and defaulted loans out of mortgage pools has the effect of increasing premium amortization or discount accretion,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “For us, this effectively reduced the yield on assets in the quarter, leading to reduced net interest rate spread. Our consistent adherence of basic portfolio guidelines have positioned us to perform in a wide range of environments. After taking into account the effect of interest rate swaps, at March 31, 2010, our portfolio of Investment Securities was comprised of 37% floating-rate, 20% adjustable-rate and 43% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	March 31, 2010	March 31, 2009	December 31, 2009
Leverage at period-end	5.6:1	6.0:1	5.7:1
Fixed-rate investment securities as a percentage of portfolio	77%	66%	74%
Adjustable-rate investment securities as a percentage of portfolio	20%	27%	21%
Floating-rate investment securities as a percentage of portfolio	3%	7%	5%
Notional amount of interest rate swaps as a percentage of portfolio	34%	31%	34%
Annualized yield on average interest-earning assets during the quarter	4.22%	5.23%	4.84%
Annualized cost of funds on average interest-bearing liabilities during the quarter	2.00%	3.12%	2.05%
Annualized interest rate spread during the quarter	2.22%	2.11%	2.79%
Weighted average yield on interest-earning assets at period-end	3.78%	4.86%	4.51%
Weighted average cost of funds on interest-bearing liabilities at period-end	2.11%	2.78%	2.11%
Interest rate spread at period-end	1.67%	2.08%	2.40%
Weighted average receive rate on interest rate swaps at period-end	0.24%	0.55%	0.25%
Weighted average pay rate on interest rate swaps at period-end	3.66%	4.55%	3.85%

The Constant Prepayment Rate was 34% during the first quarter of 2010, as compared to 16% during the first quarter of 2009, and 19% during the fourth quarter of 2009. The weighted average cost basis of the Company’s Investment Securities was 101.9 at March 31, 2010. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, was $164.0 million, $41.0 million, and $79.2 million, respectively. The total net premium remaining unamortized at March 31, 2010, March 31, 2009, and December 31, 2009, was $1.3 billion, $668.3 million, and $1.2 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.23%, 0.20% and 0.21% for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively. At March 31, 2010, March 31, 2009, and December 31, 2009, the Company had a common stock book value per share of $16.80, $14.67 and $16.95, respectively.

At March 31, 2010, Annaly’s wholly-owned registered investment advisors had under management approximately $11.6 billion in net assets and $20.3 billion in gross assets, as compared to $8.5 billion in net assets and $16.3 billion in gross assets at March 31, 2009 and $11.5 billion in net assets and $19.1 billion in gross assets at December 31, 2009. For the quarter ended March 31, 2010, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $12.2 million, as compared to $7.3 million for the quarter ended March 31, 2009 and $14.4 million for the quarter ended December 31, 2009.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 559,671,124 shares of common stock outstanding.

The Company will hold the first quarter 2010 earnings conference call on Tuesday May 4, 2010 at 10:00 a.m. EST. The number to call is 800-901-5218 for domestic calls and 617-786-4511 for international calls and the pass code is 28427730. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 46872981. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Receive E-Mail alerts and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	March 31, 2010 (Unaudited)	December 31, 2009(1)	September 30, 2009 (Unaudited)	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)
ASSETS

Cash and cash equivalents	$905,955	$1,504,568	$1,723,341	$1,352,798	$1,035,118
Reverse repurchase agreements with affiliate	255,580	328,757	226,264	170,916	452,480
Reverse repurchase agreements	276,586	425,000	100,000	-	-
Mortgage-Backed Securities, at fair value	67,239,930	64,805,725	66,837,761	65,165,126	58,785,456
Agency debentures, at fair value	2,931,945	915,752	625,615	616,893	-
Investments with affiliates	242,788	242,198	239,740	156,990	51,418
Securities borrowed	60,132	29,077	-	-	-
Receivable for Mortgage-Backed Securities sold	359,636	732,134	-	412,214	33,009
Accrued interest and dividends receivable	327,666	318,919	332,861	313,772	291,347
Receivable from Prime Broker	3,272	3,272	16,886	16,886	16,886
Receivable for advisory and service fees	11,714	12,566	12,807	10,039	6,507
Intangible for customer relationships	10,191	10,491	10,791	11,091	11,399
Goodwill	27,917	27,917	27,917	27,917	27,917
Interest rate swaps, at fair value	-	5,417	-	7,267	-
Other assets	65,850	14,397	8,695	5,346	5,717

Total assets	$72,719,162	$69,376,190	$70,162,678	$68,267,255	$60,717,254

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$53,784,480	$54,598,129	$55,842,840	$51,326,930	$48,951,178
Payable for Investment Securities purchased	7,498,712	4,083,786	3,644,420	7,017,444	2,121,670
Convertible Senior Notes	600,000	-	-	-	-
Accrued interest payable	88,346	89,460	97,693	102,662	112,457
Dividends payable	363,785	414,851	381,411	326,612	272,170
Securities loaned	60,377	29,057	-	-	-
Accounts payable and other liabilities	70,290	10,005	37,991	40,115	23,970
Interest rate swaps, at fair value	608,688	533,362	788,065	722,700	1,012,574

Total liabilities	63,074,678	59,758,650	60,792,420	59,536,463	52,494,019

6.00% Series B Cumulative Convertible
Preferred Stock: 4,600,000 shares
authorized, 2,603,969, 2,604,614,
2,604,814, 2,607,564 and 3,963,525
shares issued and outstanding, respectively	63,098	63,114	63,114	63,118	63,185

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred
Stock: 7,412,500 authorized, 7,412,500 shares
issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share,
987,987,500 authorized, 559,668,624, 553,134,877,
552,778,531, 544,353,997, and 544,339,785 issued
and outstanding, respectively
	5,597	5,531	5,528	5,444	5,443
Additional paid-in capital	7,935,151	7,817,454	7,811,356	7,668,988	7,667,769
Accumulated other comprehensive income	1,887,852	1,891,317	1,959,994	1,362,134	1,121,551
Accumulated deficit	(424,302)	(336,964)	(646,822)	(545,980)	(811,801)

Total stockholders’ equity	9,581,386	9,554,426	9,307,144	8,667,674	8,160,050

Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$72,719,162	$69,376,190	$70,162,678	$68,267,255	$60,717,254

(1) Derived from the audited consolidated financial statements at December 31, 2009.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Interest income:
Investments	$653,935	$751,560	$744,523	$710,401	$716,015
Securities loaned	454	103	-	-	-
Total interest income	654,389	751,663	744,523	710,401	716,015

Interest expense:
Repurchase agreements	272,927	286,672	307,777	322,596	378,625
Securities borrowed	387	92	-	-	-
Convertible notes	3,195	-	-	-	-
Total interest expense	276,509	286,764	307,777	322,596	378,625

Net interest income	377,880	464,899	436,746	387,805	337,390

Other (loss) income
Investment advisory and service fees	12,546	14,835	14,620	11,736	7,761
Gain on sale of Mortgage-Backed Securities	46,962	91,150	591	2,364	5,023
Dividend income	7,964	7,647	5,398	3,221	918
Loss on receivable from Prime Broker(1)	-	(13,613)	-	-	-
Unrealized (loss) gain on interest rate swaps	(116,732)	212,456	(128,687)	230,207	35,545
Total other (loss) income	(49,260)	312,475	(108,078)	247,528	49,247

Expenses
Distribution fees	360	418	478	432	428
General and administrative expenses	40,021	36,880	33,344	30,046	29,882
Total expenses	40,381	37,298	33,822	30,478	30,310

Income before income from equity method investment and income taxes	288,239	740,076	294,846	604,855	356,327

Income (loss) from equity method investment	140	(252)	-	-	-

Income taxes	7,314	10,489	9,657	7,801	6,434

Net income	281,065	729,335	285,189	597,054	349,893

Dividends on preferred stock	4,625	4,625	4,625	4,625	4,626

Net income available to common shareholders	$276,440	$724,710	$280,564	$592,429	$345,267

Net income available per share to common shareholders:
Basic	$0.50	$1.31	$0.51	$1.09	$0.64
Diluted	$0.49	$1.30	$0.51	$1.08	$0.63

Weighted average number of common shares outstanding:
Basic	554,995,092	552,917,499	547,611,480	544,344,844	542,903,110
Diluted	575,859,564	559,336,066	553,376,285	550,099,709	548,551,328

Net income	$281,065	$729,335	$285,189	$597,054	$349,893
Other comprehensive (loss) income:
Unrealized gain (loss) on available-for-sale securities	7,416	(25,190)	542,396	176,013	820,178
Unrealized gain on interest rate swaps	36,081	47,663	56,055	66,934	54,166
Reclassification adjustment for gains included in net income	(46,962)	(91,150)	(591)	(2,364)	(5,023)
Other comprehensive (loss) income	(3,465)	(68,677)	597,860	240,583	869,321
Comprehensive income	$277,600	$660,658	$883,049	$837,637	$1,219,214

(1) The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Assets of the fund still remain at the prime broker, Lehman Brothers International (Europe) (in administration) (“LBIE”), which is in bankruptcy and the ultimate recovery of such amount remains uncertain. The Company has entered into the Claims Resolution Agreement between Lehman Brothers International (Europe) (in administration) and certain eligible offerees effective December 29, 2009 with respect to these assets (the “CRA”). Given the great degree of uncertainty as to the status of the Company’s assets, other than specific assets that remain directly in the control of LBIE that the Company has valued in accordance with the CRA, the Company has valued the assets at an 80% discount.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1- (888) 8Annaly
www.annaly.com